Exhibit 5.2

June 30, 2009

Teck Resources Limited

Suite 3300 – 550 Burrard Street

Vancouver, BC V6C 0B3

Dear Sirs:

Re:	Teck Resources Limited -
Registration of Exchange Securities

We are Canadian counsel to Teck Resources Limited (the “Company”) and to Teck Metals Ltd., TCL U.S. Holdings Ltd., Fording Coal Limited, Teck Coal Limited, 6069789 Canada Inc., Teck Resources Mining Partnership, The Quintette Coal Partnership and Teck Resources Coal Partnership (collectively, the “Canadian Guarantors, and together with the Company, the “Teck Canadian Entities”).

Unless otherwise defined, all capitalized terms used herein which are defined in the registration rights agreement dated as of May 8, 2009 (the “Registration Rights Agreement”) among the Company, the initial guarantors as set out in the Registration Rights Agreement (the “Initial Guarantors”) and the Initial Purchasers (as such term is defined in the Registration Rights Agreement) shall have the respective meanings ascribed to them in the Registration Rights Agreement.

This opinion is being provided in connection with the filing of a registration statement (the “Registration Statement”) in accordance with the terms of the Registration Rights Agreement.

In connection with our opinion, we have reviewed the following documents:

(a)	the Registration Statement;

(b)	the Registration Rights Agreement;

(c)	the Indenture;

(d)	the supplemental indenture (the “Supplemental Indenture”) dated as of June 25, 2009 among the Company, the Initial Guarantors, Fording Coal Limited, Teck Coal Limited, 6069789 Canada Inc. and The Bank of New York Mellon;

(e)	forms of the Exchange Securities; and

(f)	the Guarantees given by the Canadian Guarantors.

For the purposes of this opinion, items (b) through (f) are collectively referred to as the “Documents”.

In connection with the opinions hereinafter expressed, we have considered such questions of law and we have examined such statutes and regulations, corporate records, certificates and other documents as we have deemed relevant and necessary as the basis for the opinions hereinafter set forth. As to various matters of fact, we have relied upon (i) certificates of compliance issued by Industry Canada dated June 30, 2009 for each of the Teck Canadian Entities which is a corporation, (ii) a certificate of good standing issued by the British Columbia Registrar of Companies dated June 30, 2009 for Teck-Bullmoose Coal, Inc., (iii) letters under seal dated June 29, 2009 from the British Columbia Registrar of Companies for each of the Teck Canadian Entities which is a partnership, (iv) certificates of an officer of each of the Teck Canadian Entities which is a corporation, (v) a certificate of an officer of Teck-Bullmoose Coal Inc., and (vi) certificates of a management committee member or of an officer of the managing partner, as the case may be, of each of the Teck Canadian Entities which is a partnership. We have assumed that the British Columbia Registrar of Companies, if requested, would issue letters under seal, dated the date hereof, for each of the Teck Canadian Entities which is a partnership. In all of our examinations, we have assumed (i) the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified or photostatic, electronic or facsimiles copies thereof (or similarly reproduced copies) and (ii) the accuracy, currency and completeness of the indices and filing systems maintained by the public offices and registries where we have searched or enquired or have caused searches or enquiries to be made and of the information and advice provided to us by appropriate government, regulatory or other like officials with respect to those matters referred to herein.

Whenever an opinion set forth herein with respect to the existence or absence of facts is qualified by the phrase “within our knowledge” or words to like effect, and is not further qualified as to the basis of such knowledge, it is intended to indicate that in the course of our representation of the Company on various matters, and as a result of inquiries made of the officers or management committee members, as applicable, providing the certificates referred to above, no information has come to our attention that has given us actual knowledge of the existence or absence of such facts. Except to the extent set forth above or as otherwise expressly set forth herein, we have not undertaken any independent investigations or searches to determine the existence or absence of such facts and no inference as to our knowledge of the existence or absence of such facts should be drawn from our representation of the Company.

We are solicitors qualified to carry on the practice of law in the Provinces of Ontario and British Columbia. The opinions expressed herein are limited to the laws of the Provinces of Ontario and British Columbia and, in each case, the federal laws of Canada applicable therein in effect as of the date hereof.

We have no responsibility and assume no responsibility to advise you of any changes to applicable laws or any changes involving any of the Teck Canadian Entities after the date hereof.

The opinions expressed herein are subject to the following qualifications: (i) no opinion is expressed with reference to compliance with the Personal Information Protection and Electronic Documents Act (Canada) or any privacy laws of any other jurisdiction; and (ii) to the extent that any of the certificates, lists, internet sites or other documents we have relied upon are based upon any assumptions or are made subject to any limitations, qualifications or exceptions, our opinion given in reliance thereon is based on the same assumptions and is subject to the same limitations, qualifications or exceptions.

Based on an officer’s certificate of Ronald A. Millos, Senior Vice President, Finance and Chief Financial Officer of Teck Resources Limited, the partners of Teck Resources Coal Partnership are Teck Resources Limited, Teck Metals Ltd. and Teck-Bullmoose Coal Inc. Based on a certificate of Peter C. Rozee, a member of the management committee of Teck Resources Mining Partnership, the partners of Teck Resources Mining Partnership are Teck Metals Ltd. and Teck Nova Scotia Company. Based on a certificate of Ronald A. Millos, a member of the management committee of The Quintette Coal Partnership, the partners of The Quintette Coal Partnership are Teck Resources Limited and Teck-Bullmoose Coal Inc.

Based and relying upon and subject to the foregoing, we are of the opinion that:

1.	Each of the Teck Canadian Entities and Teck-Bullmoose Coal Inc., has been incorporated, amalgamated or formed, as the case may be, and is validly existing as a corporation or partnership under the laws of its jurisdiction of incorporation, amalgamation or formation, as the case may be, and each of the Teck Canadian Entities which is a corporation and Teck-Bullmoose Coal Inc. has the corporate power and capacity to conduct its business as described in the Registration Statement, including, without limitation, (a) with respect to Teck Resources Limited and Teck-Bullmoose Coal Inc., the business in which each is engaged as described in the Registration Statement as a partner of each of Teck Resources Coal Partnership and The Quintette Coal Partnership, and (b) with respect to Teck Metals Ltd., the business in which it is engaged as described in the Registration Statement as a partner of each of Teck Resources Coal Partnership and Teck Resources Mining Partnership.

2.	Each of the Teck Canadian Entities which is a corporation has the corporate power and capacity, and each of Teck Resources Limited and Teck-Bullmoose Coal Inc., as the partners of each of Teck Resources Coal Partnership and The Quintette Coal Partnership, and Teck Metals Ltd., as a partner of each of Teck Resources Coal Partnership and Teck Resources Mining Partnership, on behalf of such partnerships, as applicable, have the power and capacity in each case to execute, deliver and perform its respective obligations under each Document to which it is a signatory and to execute and file the Registration Statement with the United States Securities and Exchange Commission (“SEC”), to the extent the execution, delivery, performance and filing, as applicable, thereof are matters governed by the laws of the Provinces of British Columbia or Ontario or the federal laws of Canada applicable therein.

3.

All necessary corporate action on the part of each of the Teck Canadian Entities which is a corporation, and all necessary action on behalf of each of the Teck Canadian Entities which is a partnership, has been taken to duly authorize the execution, delivery and performance of each of the Documents to which it is a signatory, and the execution and filing of the Registration Statement with the SEC, and, to the extent the execution and delivery or filing, as applicable, thereof are matters governed by the laws of the Provinces of British Columbia or Ontario or the federal laws of Canada applicable therein, such Documents, other than the Exchange Securities, have been duly executed and delivered or filed, as applicable, by and on behalf of each of the Teck Canadian Entities.

4.	The execution, delivery and performance by each of the Teck Canadian Entities of the Documents to which it is a signatory, and the execution and filing of the Registration Statement with the SEC, will not result in a violation of (A) the articles or by-laws (or equivalent constating documents) of any Teck Canadian Entity which is a corporation or the constating documents of any Teck Canadian Entity which is a partnership, as applicable, and, in each case, which are within our knowledge, or (B) result in the violation of any published law, statute, rule or regulation of the Provinces of British Columbia or Ontario or the federal laws of Canada applicable therein to which the Teck Canadian Entities are subject.

5.	No consent, approval, authorization, order, registration or qualification of or with any governmental or regulatory authority or court or arbitrator in the Provinces of British Columbia or Ontario under the laws of the Provinces of British Columbia or Ontario or the federal laws of Canada applicable therein having jurisdiction over the Teck Canadian Entities is required for (i) the execution, delivery and performance by each of the Teck Canadian Entities of the Documents to which it is a signatory, (ii) the execution and filing by each of the Teck Canadian Entities of the Registration Statement with the SEC, (iii) compliance by each of the Teck Canadian Entities with the terms of the Documents to which it is a signatory, or (iv) consummation of the transactions contemplated by the Documents, other than such as has been obtained under the Canada Business Corporations Act, approvals from the applicable Canadian securities authorities for the purposes of compliance with National Instrument 45-102 – Resale of Securities, and, if required, filings for the purposes of compliance with National Instrument 45-106 – Prospectus and Registration Exemptions and the securities legislation of the Provinces of British Columbia and Ontario.

This opinion is delivered to the addressee in connection with the filing of the Registration Statement and may be relied upon by the addressee in connection therewith but not by any other person or entity or by anyone for any other purpose, nor may it be copied or quoted by persons other than the addressee or distributed to persons other than the addressee without our prior written consent.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” contained in the prospectus included in the Registration Statement.

We further consent to the use of and reliance on this opinion by the Company’s counsel, Paul, Weiss, Rifkind, Wharton & Garrison LLP for the issuance of its opinion letter in connection with the transactions contemplated by the Documents.

Yours truly,

/s/ Lang Michener LLP